FOR IMMEDIATE RELEASE

RAMSAY SETS DATE FOR SPECIAL MEETING
TO APPROVE PSI TRANSACTION

Coral Gables, Florida, May 22, 2003 . . . Ramsay Youth Services, Inc. (“Ramsay”) (NASDAQ:RYOU) today announced that it has set a record date of May 15, 2003 for a special meeting of shareholders to be held on June 19, 2003 to vote on the previously announced transaction whereby Psychiatric Solutions, Inc. (“PSI”) (NASDAQ:PSYS) will acquire Ramsay.

The Company commenced mailing of proxy statements relating to the transaction on May 21, 2003. The transaction, which is subject to customary closing conditions, is expected to be completed by the end of June 2003.

Ramsay Youth Services, Inc. is a leading provider and manager of mental health, substance abuse and behavioral health programs and services in residential and non-residential settings in eleven states and the Commonwealth of Puerto Rico.

Except for historical information contained herein, the matters set forth in this news release are forward-looking statements as defined under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements involve known and unknown risks and uncertainties. Actual operations and results may differ materially from those expected in the forward looking statements made by the Company. Please refer to Ramsay’s filings with the Securities and Exchange Commission for additional information, specifically the Risk Factors section in the Company’s Form 10K for the year ended December 31, 2002.

Contact:	Isa Diaz Executive Vice President Corporate Relations (305) 569-4626